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                                                            EXHIBIT 99(j)

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 20 to Registration Statement No. 2-97963 of Morgan Stanley Convertible Securities Trust, on Form N-1A of our report dated November 12, 2002, incorporated by reference in the Prospectus and appearing in the Statement of Additional Information, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Custodian and Independent Auditors" and "Experts" in the Statement of Additional Information, both of which are part of such Registration Statement.

Deloitte & Touche LLP
New York, New York
November 27, 2002